As filed with the Securities and Exchange Commission on July 24, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIVEWORLD, INC.
(Exact name of Registrant as specified in its charter)
4340 Stevens Creek Boulevard, Suite 101

Delaware	San Jose, California 95129	77-0426524
(State or other jurisdiction of	(Address, including zip code, of Registrant’s	(I.R.S. Employer Identification No.)
incorporation or organization)	principal executive offices)
1996 STOCK OPTION PLAN
1999 DIRECTOR OPTION PLAN
2007 STOCK PLAN
(Full title of the plans)
Peter H. Friedman
President and Chief Executive Officer
LiveWorld, Inc.
4340 Stevens Creek Boulevard, Suite 101
San Jose, California 95129
(408) 871-5200
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Page Mailliard, Esq.
John B. Turner, Esq.
Wilson Sonsini Goodrich & Rosati, PC
650 Page Mill Road
Palo Alto, California 94304-1050
(650) 493-9300

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum		Proposed Maximum	Amount of
Title of Securities to	to be	Offering Price		Aggregate	Registration
be Registered	Registered (1)	Per Share		Offering Price	Fee
Common Stock, $0.001 par value, outstanding under LiveWorld’s 1996 Stock Option Plan	21,401,777 shares	$0.12	(2)	$2,568,213.24	$78.85
Common Stock, $0.001 par value, issuable under LiveWorld’s 1999 Director Option Plan	250,000 shares	$0.55	(3)	$137,500.00	$4.23
Common Stock, $0.001 par value, issuable under LiveWorld’s 2007 Stock Plan	10,696,768 shares	$0.55	(4)	$5,883,222.40	$180.62
Total Registration Fee					$263.70

(1)	This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.

(2)	The proposed maximum offering price per share was determined pursuant to Rule 457(h) of the Securities Act of 1933, solely for purposes of calculating the registration fee, to be equal to the weighted average exercise price of $0.12 per share.

(3)	The proposed maximum offering price per share was determined pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, solely for purposes of calculating the registration fee, to be equal to $0.55 per share, which was the average of the high and low prices per share of LiveWorld’s Common Stock as reported on the Pink Sheets on July 20, 2007.

(4)	The proposed maximum offering price per share was determined pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, solely for purposes of calculating the registration fee, to be equal to $0.55 per share, which was the average of the high and low prices per share of LiveWorld’s Common Stock as reported on the Pink Sheets on July 20, 2007.

PART I
     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents and information previously filed with the SEC by the Registrant are incorporated by reference herein.
1.	The description of the Registrant’s common stock contained in the Registration Statement on Form 10-SB (File No. 000-26657) filed with the SEC on May 15, 2007 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all material incorporated by reference therein and any subsequently filed amendments or reports filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     The Registrant’s bylaws include provisions permitted under Delaware General Corporation Law relating to the liability and indemnification of its directors and officers. Under these provisions, the Registrant will indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action by reason of the fact that the person was or is one of the Registrant’s directors or officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, provided that the director or officer acted in good faith and in a manner that he or she believed to be in, or not opposed to, the best interest of the Registrant, and with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful. These provisions provide that the Registrant may indemnify any of its associates or agents to the same extent that the Registrant is required to indemnify its directors and officers.
     The Registrant has entered into indemnification agreements with its directors and executive officers and certain of its officers and employees. These agreements provide, among other things, that the Registrant will indemnify its directors, executive officers and certain officers and employees for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director, executive officer, officer or employee who has entered into an indemnification agreement in any action or proceeding arising out of such person’s services as one of the Registrant’s directors, executive officers, or officers or employees, as the case may be, or any of the Registrant’s subsidiaries or any other company or enterprise to which the person provides services at the Registrant’s request. The Registrant believes that these indemnification agreements are necessary to attract and retain qualified persons as the Registrant’s directors and executive officers and as officers and employee. The SEC has noted, however, that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”) and is, therefore, unenforceable.
     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant maintains directors’ and officers’ liability insurance coverage.

Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits

Exhibit
Number	Document

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

10.1	1996 Stock Option Plan.

10.2	1999 Director Option Plan.

10.3 (1)	2007 Stock Plan.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement)

(1)	Incorporated by reference from Registrant’s Amendment No. 1 to its Registration Statement on Form 10-SB (000-26657) filed with the SEC on June 27, 2007.
Item 9. Undertakings
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to the information in the Registration Statement;
     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 24, 2007.

LiveWorld, Inc.
By:	/s/ David Houston
David Houston
Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter H. Friedman and David Houston and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the registration statement.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter H. Friedman Peter H. Friedman	Director, President and Chief Executive Officer Principal Executive Officer	July 24, 2007

/s/ David Houston David Houston	Chief Financial Officer Principal Financial and Accounting Officer	July 24, 2007

INDEX TO EXHIBITS

Exhibit
Number	Document
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

10.1	1996 Stock Option Plan.

10.2	1999 Director Option Plan.

10.3 (1)	2007 Stock Plan.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement)

(1)	Incorporated by reference from Registrant’s Amendment No. 1 to its Registration Statement on Form 10-SB (000-26657) filed with the SEC on June 27, 2007.